Exhibit 10.1

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

EXECUTION COPY	CONFIDENTIAL

FIRST AMENDMENT TO THE AMENDED AND RESTATED SUPPLY AND RESELLER AGREEMENT

This First Amendment (“Amendment”) to the Amended and Restated Supply and Reseller Agreement is by and between Life Technologies Corporation (“LTC”), a Delaware corporation, with a principal business address at 29851 Willow Creek Road, Eugene, Oregon 97402 and Oxford Immunotec, Ltd. (“OI”), a company incorporated under the laws of England and Wales, with a principal business address at 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX 14 4RZ, U.K., and is effective as of November 5, 2019 (“Amendment Effective Date”).

WITNESSETH

WHEREAS, LTC and OI entered into an Amended and Restated Supply and Reseller Agreement, effective January 1, 2019 (“Agreement”); and

WHEREAS, the Parties desire to amend the Agreement and extend its term;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises hereinafter contained, the Parties agree that the Agreement shall be modified as follows:

1.	Amendment of Section 14.3. Section 14.3 is hereby deleted in its entirety and replaced with the following:

“SUBJECT TO ARTICLE 14.4, UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF ALL KINDS OF LTC AND ITS AFFILIATES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY CLAIMS HEREUNDER, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, EXCEED THE LESSER OF (I) THE AGGREGATE AMOUNTS PAID BY OI TO LTC AND ITS AFFILIATES UNDER THIS AGREEMENT FOR THE LTC PRODUCT IN THE CALENDAR YEAR PRECEDING THE YEAR IN WHICH THE EVENT GIVING RISE TO THE LIABILITY OCCURS OR (II) AN AMOUNT OF ONE MILLION US DOLLARS ($1,000,000).”

2.	Amendment of Section 14.4. Section 14.4 is hereby amended by deleting Subsection 14.4(v) in its entirety.

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3.	Amendment of Section 14.7. Section 14.7 is hereby amended in its entirety and replaced with the following:

“At all times during the Term of this Agreement, OI must maintain, at its sole cost and expense, commercial general liability insurance, including products liability insurance, with limits of at least [***] per occurrence with reputable insurers rated A- or better by A.M. Best. All insurance policies satisfying this provision will name LTC and its Affiliates as an additional insured. OI’s insurance will be primary to LTC’s insurance and LTC’s insurance will be noncontributory to any claim for which the OI is liable. OI’s insurance policies will not be construed to mean any form of limitation of OI’s liability or obligations. LTC will be given at least thirty (30) days prior written notice of the lapse or termination of said insurance. Upon request, OI will provide to LTC a Certificate of Insurance substantiating the existence of the insurance required by this provision within ten (10) days of any request by LTC. Any claims made insurance policy will include a provision accounting for a reporting period of no less than two years after the termination of the Agreement. LTC shall maintain at its own expense, product liability insurance in an amount of at least [***] covering the LTC PRODUCTS, except as incorporated into OI PRODUCTS or used in OI SERVICES.”

4.	Amendment of Section 16.1. Section 16.1 is hereby deleted in its entirety and replaced with the following:

“This AGREEMENT will commence on the EFFECTIVE DATE and, unless terminated earlier as provided herein, will expire on December 31, 2022 (“INITIAL TERM”). Thereafter, this AGREEMENT will automatically renew for five (5) consecutive one (1) year renewal terms (each a “RENEWAL TERM” and together with the INITIAL TERM, the “TERM”), unless either PARTY provides written notice to the other PARTY of its intention not to renew, at least six (6) months prior to the expiration of the INITIAL TERM and any applicable RENEWAL TERM.”

5.

Full Force and Effect. Except as expressly modified by this Amendment, the terms and conditions of the Agreement remain unchanged and in full force and effect. In the event that the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment will control. All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

6.

Execution by the Parties. This Amendment may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken to together shall be deemed to constitute the amendment when a duly authorized representative of each Party has signed a counterpart. The Parties may sign and deliver this Amendment by facsimile transmission or electronic transmission in Portable Document Format (“PDF”). Each Party agrees that the delivery of this Amendment by facsimile or PDF will have the same force and effect as delivery of original signatures.

[Signatures on Following Page]

EXECUTION COPY	CONFIDENTIAL

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment.

Life Technologies Corporation		Oxford Immunotec Limited

By:	/s/ Deborah Day Barbara	By:	/s/ A. P. Gaskell

Name:	Deborah Day Barbara	Name:	Peter Gaskell

Title:	Sr Director, Licensing	Title:	VP Operations